                                                                   EXHIBIT 10.22


                              JAYCOR NETWORKS INC.

                               SUBLEASE AGREEMENT

          1. PARTIES. This Sublease, dated October 7, 1998, is made between Jaycor, Inc. ("Sublandlord") and Jaycor Networks Inc. ("Subtenant").

          2. MASTER LEASE. Sublandlord is the Tenant under a written lease commencing October 7, 1998, wherein CarrAmerica Realty Corporation ("Landlord") leased to Jaycor, Inc. (Tenant) the real property located in the City of San Diego, County of San Diego, State of California, described as approximately 105,358 rentable square feet building located at: 9775 Towne Centre Drive, San Diego, California ("Premises"). Said lease is referred to as the "Master Lease" and is attached hereto (see Exhibit "B" to Sublease).

          3. PREMISES. Sublandlord hereby subleases to Subtenant on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"): approximately 10,103 square feet (see Exhibit "A" to Sublease).

          4. WARRANTY BY SUBLANDLORD. Sublandlord warrants and represents to Subtenant that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublandlord is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublandlord has no knowledge of any claim by Landlord that Sublandlord is in default or breach of any of the provisions of the Master Lease.

          5. TERM. The Term of this Sublease shall commence on October 7, 1998 ("Commencement Date"), and end on October 31, 2004 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease.

          6. RENT: Subtenant shall pay to Sublandlord as minimum rent, without deduction, setoff, notice, or demand, at 9775 Towne Centre Drive, San Diego, California or at such other place as Sublandlord shall designate from time to time by notice to Subtenant, the sum of Thirteen thousand seven hundred forty and 08/100 ($13,740.08) Dollars per month, in advance on the first day of each month of the Term. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis.

          7. OPERATING COST RENT, TAX RENT, UTILITIES: Sublandlord shall estimate the Operating Costs, Taxes, and Utilities of the Premises annually. On the first day of each month, Subtenant shall pay Sublandlord one-twelfth (1/12th) of this estimate based upon the Prorata Share of Subtenant. The term "Prorata Share" shall mean that fraction, the numerator of which is the total number of rentable square feet occupied by Subtenant and the denominator of which fraction is the total number of rentable square feet of the Premises. Subtenant's current Prorata Share is 10%.

          8. USE OF PREMISES. The Premises shall be used and occupied only for general office and lab, and for no other use or purpose.

          9. ASSIGNMENT AND SUBLETTING. Subtenant shall not assign this Sublease or further sublet all or part of the Premises without the written consent of Sublandlord (and the consent of Landlord, if such is required under the terms of the Master Lease).

          10. RELOCATION WITHIN PREMISES. After the execution of this Sublease and pursuant to notification of the Subtenant by the Sublandlord, Sublandlord may relocate the Subtenant to alternate offices within the premises.

          11. OTHER PROVISIONS OF SUBLEASE. All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublandlord were the Landlord thereunder, Subtenant the Tenant thereunder, and the Premises the Master Premises.

     Subtenant assumes and agrees to perform the Tenant's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the subleased Premises, except that the obligation to pay rent to Landlord under the Master Lease shall be considered performed by Subtenant to the extent and in the amount rent is paid to Sublandlord in accordance with Section 6 of this Sublease.

     Sublandlord:   Jaycor, Inc.
                    9775 Towne Centre Drive
                    San Diego, CA 92121
                    Attn: Randy Johnson

     Subtenant:     Jaycor Networks Inc.
                    9775 Towne Centre Drive
                    San Diego, CA 92121
                    Attn: Terry Flanagan

          12. COMPLIANCE. The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act Disabilities Act.

Sublandlord certifies that, as of the date of Sublandlord's execution hereof, Sublandlord is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Agreement as of the date first above written.


          SUBLANDLORD: Jaycor, Inc.

          By: /s/ RANDY JOHNSON
              ---------------------------

          Dated: October 7th, 1998


          SUBTENANT: Jaycor Networks Inc.

          By: /s/ TERRY FLANAGAN
              ---------------------------

          Dated: October 7th, 1998

                                   EXHIBIT A

                            SECOND FLOOR FLOOR PLAN

                             THIRD FLOOR FLOOR PLAN

                                                                       EXHIBIT B


                                     LEASE



                                    BETWEEN



                                  JAYCOR, INC.
                                    (TENANT)




                                      AND




                         CARRAMERICA REALTY CORPORATION
                                   (LANDLORD)

                                     LEASE


                                                                             PAGE
1.        LEASE AGREEMENT...................................................... 2

2.        RENT................................................................. 2
          A.   TYPES OF RENT................................................... 2
               (1)  BASE RENT.................................................. 2
               (3)  TAX RENT................................................... 2
               (4)  ADDITIONAL RENT............................................ 2
               (5)  RENT....................................................... 3
          B.   PAYMENT OF OPERATING COST RENT AND TAX RENT..................... 3
               (2)  CORRECTION OF OPERATING COST RENT.......................... 3
               (3)  CORRECTION OF TAX RENT..................................... 3
          C.   DEFINITIONS..................................................... 3
               (1)  INCLUDED OPERATING COSTS................................... 3
               (2)  EXCLUDED OPERATING COSTS................................... 3
               (3)  TAXES...................................................... 4
               (4)  LEASE YEAR................................................. 5
               (5)  FISCAL YEAR................................................ 4
          D.   COMPUTATION OF BASE RENT AND RENT ADJUSTMENTS................... 5
               (1)  PRORATIONS................................................. 5
               (2)  DEFAULT INTEREST........................................... 5
               (3)  RENT ADJUSTMENTS........................................... 5
               (4)  BOOKS AND RECORDS.......................................... 5
               (5)  MISCELLANEOUS.............................................. 5

3.   PREPARATION AND CONDITION OF PREMISES; POSSESSION AND
     SURRENDER OF PREMISES..................................................... 5
          A.   CONDITION OF PREMISES........................................... 5
          B.   TENANT'S POSSESSION............................................. 6
          C.   MAINTENANCE..................................................... 6
          D.   COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS....................... 6

4.   UTILITIES AND JANITORIAL SERVICE.......................................... 6
          A.   UTILITIES....................................................... 6
          B.   JANITORIAL SERVICE.............................................. 6

5.   ALTERATIONS AND REPAIRS................................................... 6
          A.   LANDLORD'S CONSENT AND CONDITIONS............................... 6
          B.   DAMAGE TO SYSTEMS............................................... 7
          C.   NO LIENS........................................................ 7
          D.   OWNERSHIP OF IMPROVEMENTS....................................... 8
          E.   REMOVAL AT TERMINATION.......................................... 8
          F.   LANDLORD'S WORK................................................. 8

6.   USE OF PREMISES........................................................... 8

7.   GOVERNMENTAL REQUIREMENTS AND PROJECT RULES............................... 9

8.   WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.............................. 9
          A.   WAIVER OF CLAIMS................................................ 9
          B.   INDEMNIFICATION................................................. 9

                                                                              PAGE
                                                                              ----
          C.   TENANT'S INSURANCE...............................................10
          D.   INSURANCE CERTIFICATES...........................................11
          E.   LANDLORD'S INSURANCE.............................................11

9.        FIRE AND OTHER CASUALTY...............................................11
          A.   TERMINATION......................................................11
          B.   RESTORATION......................................................11

10.       EMINENT DOMAIN........................................................11

11.       RIGHTS RESERVED TO LANDLORD...........................................11
          A.   NAME.............................................................12
          B.   SIGNS............................................................12
          C.   WINDOW TREATMENTS................................................12
          D.   KEYS.............................................................12
          E.   ACCESS...........................................................12
          F.   PREPARATION FOR REOCCUPANCY......................................12
          G.   SHOW PREMISES....................................................12
          H.   RELOCATION OF TENANT.............................................12
          I.   USE OF LOCKBOX...................................................13
          M.   OTHER ACTIONS....................................................13

12.       TENANT'S DEFAULT......................................................13
          A.   RENT DEFAULT.....................................................13
          B.   ASSIGNMENT/SUBLEASE OR HAZARDOUS SUBSTANCES DEFAULT..............13
          C.   OTHER PERFORMANCE DEFAULT........................................13
          D.   CREDIT DEFAULT...................................................14
          E.   VACATION OR ABANDONMENT DEFAULT..................................14

13.       LANDLORD REMEDIES ....................................................14
          A.   TERMINATION OF LEASE OR POSSESSION...............................14
          B.   LEASE, TERMINATION, DAMAGES......................................14
          C.   CONTINUATION OF LEASE............................................14
          D.   POSSESSION, TERMINATION, DAMAGES.................................15
          E.   LANDLORD'S REMEDIES CUMULATIVE...................................15
          F.   WAIVER OF TRAIL BY JURY..........................................15
          G.   LITIGATION COSTS.................................................15

14.       SURRENDER.............................................................15

15.       HOLDOVER..............................................................15

16.       SUBORDINATION TO GROUND LEASES AND MORTGAGES..........................16
          A.   SUBORDINATION....................................................16
          B.   TERMINATION OF GROUND LEASE OR FORECLOSURE OF MORTGAGE...........16
          C.   SECURITY DEPOSIT.................................................16
          D.   NOTICE AND RIGHT TO CURE.........................................16
          E.   DEFINITIONS......................................................16

17.       ASSIGNMENT AND SUBLEASE...............................................16
          A.   IN GENERAL.......................................................16


                                                                              PAGE
                                                                              ----

          B.   LANDLORD'S CONSENT.............................................. 17
          C.   PROCEDURE....................................................... 17
          D.   CHANGE OF MANAGEMENT OR OWNERSHIP............................... 17
          E.   EXCESS PAYMENTS................................................. 17

18.       CONVEYANCE BY LANDLORD............................................... 17

19.       ESTOPPEL CERTIFICATE................................................. 17

20.       SECURITY DEPOSIT..................................................... 18

21.       FORCE MAJEURE........................................................ 18

22.       [INTENTIONALLY OMITTED].............................................. 18

23.       NOTICES.............................................................. 18
          A.   LANDLORD........................................................ 19
          B.   TENANT.......................................................... 19

24.       QUIET POSSESSION..................................................... 19

25.       REAL ESTATE BROKER................................................... 19

26.       MISCELLANEOUS........................................................ 20
          A.   SUCCESSORS AND ASSIGNS.......................................... 20
          B.   DATE PAYMENTS ARE DUE........................................... 20
          D.   TIME OF THE ESSENCE............................................. 20
          E.   NO OPTION....................................................... 20
          F.   SEVERABILITY.................................................... 20
          G.   GOVERNING LAW................................................... 20
          H.   LEASE MODIFICATION.............................................. 20
          I.   NO ORAL MODIFICATION............................................ 20
          J.   LANDLORD'S RIGHT TO CURE........................................ 20
          K.   CAPTIONS........................................................ 20
          L.   AUTHORITY....................................................... 20
          M.   LANDLORD'S ENFORCEMENT OF REMEDIES.............................. 20
          N.   ENTIRE AGREEMENT................................................ 21
          O.   LANDLORD'S TITLE................................................ 21
          P.   LIGHT AND AIR RIGHTS............................................ 21
          Q.   SINGULAR AND PLURAL............................................. 21
          R.   NO RECORDING BY TENANT.......................................... 21
          S.   EXCLUSIVITY..................................................... 21
          T.   NO CONSTRUCTION AGAINST DRAFTING PARTY.......................... 21
          U.   SURVIVAL........................................................ 21
          V.   RENT NOT BASED ON INCOME........................................ 21
          W.   BUILDING MANAGER AND SERVICE PROVIDERS.......................... 21
          X.   LATE CHARGE AND INTEREST ON LATE PAYMENTS....................... 21

27.       UNRELATED BUSINESS INCOME............................................ 21

28.       HAZARDOUS SUBSTANCES................................................. 22

                                      iii


                                                          PAGE
                                                          ----
29.       EXCULPATION...................................... 23

30.       MCSI LEASE....................................... 23

     APPENDIX A - DESCRIPTION OF THE PROJECT
     APPENDIX B - RULES AND REGULATIONS
     APPENDIX C - MORTGAGES CURRENTLY AFFECTING THE PROJECT
     APPENDIX D - COMMENCEMENT DATE CONFIRMATION

                                     LEASE

     THIS LEASE (the "Lease") is made as of July 9, 1998 between CARRAMERICA REALTY CORPORATION, Maryland Corporation (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the building (the "Building") and the land (the "Land") located at 9775 Towne Centre Drive, San Diego, California and described in Appendix A. "Premises" means that part of the Project leased to Tenant and described in the Schedule.

     The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                    SCHEDULE

     1.   TENANT: JAYCOR, INC., a California corporation.

     2. PREMISES: The entire Building, all associated parking facilities, and all roadways, drives, and other means of access to public roadways, but only to the extent that said roadways, drives, and other means of access are owned by Landlord and located on the Land.

     3. RENTABLE SQUARE FEET OF THE PREMISES: 105,358 rentable square feet ("Rentable Area").

     4.   SECURITY DEPOSIT: $143,286.88.

     5. COMMENCEMENT DATE: The date of the acquisition of the fee simple title to the Project by Landlord from Tenant pursuant to the provisions of that certain Agreement for Purchase and Sale and Joint Escrow Instructions dated as of April 28, 1998, as heretofore and hereafter amended; provided, however, that this Lease shall terminate automatically if Landlord and Tenant do not close on Landlord's acquisition of the fee simple title to the Project for any reason.

     6. TERMINATION DATE/TERM: Six (6) years after the Commencement Date, or if the Commencement Date is not the first day of a month, then after the first day of the following month.

     7.   BASE RENT:

               Period            Annual Base Rent        Monthly Base Rent
               ------            ----------------        -----------------
          Initial Lease Year      $1,719,442.56             $143,286.88

               For each Lease Year following the initial Lease Year, Base Rent shall be increased to equal the greater of (i) 102.5 percent of the Base Rent for the preceding Lease Year, or (ii) the product obtained by multiplying the Base Rent for the initial Lease Year by a fraction, the numerator of which is the Consumer Price Index for the month immediately preceding the first month of the Lease Year for which the minimum rent is being calculated and the denominator of which is the Consumer Price Index for the month immediately preceding the month containing the Commencement Date; provided, however, that in no event shall the Base Rent for a Lease Year be more than the Base Rent that would be due and payable if the foregoing calculation had resulted in an increase of five percent (5%) for such Lease Year. For purposes of this Lease, "Consumer Price Index" shall mean and refer to that table in the Consumer Price Index published by the U.S. Department of Labor, Bureau of Labor Statistics, for the Los Angeles, Anaheim, Riverside metropolitan area, now known as the "Consumer Price Index for all Urban Consumers: Selected Areas, all items, Los Angeles, Anaheim, Riverside". If the Consumer Price Index is not published for an applicable calendar month or other period, then the Consumer Price Index for the nearest calendar month or other period for which it is so published shall be substituted therefor; provided that: (1) Tenant shall pay to Landlord, promptly upon written demand by Landlord after such Consumer Price Index is so published, the amount, if any, by which the installment of the minimum rent for such twelve-month period, when calculated by reference to such published Consumer Price Index, exceeds the aggregate amount of such installments theretofore paid during such twelve month period; and (2) if the Consumer Price Index hereafter uses a different standard reference base or is otherwise revised, an adjustment shall be made therein for purposes of the provisions of this Lease, using such conversion factor, formula or table for making such adjustments as is published by such Bureau, or if such Bureau does not publish the same, then as is published by Prentice-Hall, Inc., the Bureau of National Affairs, Commerce Clearing House or any other nationally recognized publisher of similar statistical information, as selected by Landlord.

     8. Sole Permitted Use: General office and electrical laboratory purposes; however, in no event in violation of any provision of the Rules and Regulations attached as Appendix B hereto.

     1. Lease Agreement. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless sooner terminated pursuant to this Lease.

     2.   Rent.

          A. Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at an address to be designated by Landlord, or by wire transfer pursuant to wire transfer instructions provided Landlord, or in such other manner as Landlord may notify Tenant:

               (1) Base Rent in monthly installments, without deduction or offset, in advance, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

               (2) Operating Cost Rent in an amount equal to all of the Operating Costs for the applicable Fiscal Year of the Lease, paid monthly in advance in an estimated amount. The definition of Operating Costs and the method for billing and payment of Operating Cost Rent are set forth in
     Section 2B, 2C and 2D.

               (3) Tax Rent in an amount equal to the Taxes for the applicable Fiscal Year of this Lease, paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Rent are set forth in Sections 2B, 2C and 2D.

               (4) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Rent, Tax Rent, but including any interest for late payment of any item of Rent.

               (5) Rent as used in this Lease means Base Rent, Operating Cost Rent, Tax Rent, and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

          B.   Payment of Operating Cost Rent and Tax Rent.

               (1) Payment of Estimated Operating Cost Rent and Tax Rent. Landlord shall estimate the Operating Costs and Taxes of the Project by April 1 of each Fiscal Year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

               Within ten (10) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one-twelfth (1/12th) of this estimate, multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of this estimate, until a new estimate becomes applicable.

               (2) Correction of Operating Cost Rent. Landlord shall deliver to Tenant a report for the previous Fiscal Year (the "Operating Cost Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Rent due from Tenant, and (c) the amount of Operating Cost Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Rent next coming due.

               (3) Correction of Tax Rent. Landlord shall deliver to Tenant a report for the previous Fiscal Year (the "Tax Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the amount of Tax Rent due from Tenant, and (c) the amount of Tax Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Tax Rent next coming due.

          C.   Definitions.

               (1) Included Operating Costs. "Operating Costs" means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease and a management fee not to exceed three percent (3%) of the gross income of the Project. Operating Costs shall also include the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time (collectively, "Included Capital Items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term.

               (2)  Excluded Operating Costs. Operating Costs shall not include:

                    (a) costs of capital improvements other than Included Capital Items;

                    (b) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

                    (c) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Rent;

                    (d) depreciation and amortization (except on any Included Capital Items);

                    (e)  franchise or income taxes imposed upon Landlord;

               (f) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

               (g) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building; and

               (h)  advertising and promotional expenditures.

          (3) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

          For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

          Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes. In addition, Taxes shall not include any increase in real estate taxes caused by any sale of the Premises by Landlord.

          (4) Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

          (5) Fiscal Year. "Fiscal Year" means the calendar year, except that the first Fiscal Year and the last Fiscal Year of the Term may be a partial calendar year.

     D.   Computation of Base Rent and Rent Adjustments.

          (1) Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent, Operating Cost Rent, and Tax Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the Fiscal Year, Operating Cost Rent and Tax Rent shall be prorated for the applicable Fiscal Year.

               (2) Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law.

               (3) Rent Adjustments. The square footage of the Premises and the Building set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one Fiscal Year relates to more than one Fiscal Year, Landlord may proportionately allocate such Operating Cost among the related Fiscal Years.

               (4) Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and his representative or certified public accountant shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the ninety (90) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its representative or certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Building. Unless Tenant sends to Landlord any written exception to either such report within said ninety (90) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause its representative or independent representative or certified public accountant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs or Taxes overstated the amounts thereof by more than five percent (5%).

               (5) Miscellaneous. So long as Tenant is in default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Rent or Tax Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments, made with respect to Operating Cost Rent or Tax Rent, without payment of interest.

     3. PREPARATION AND CONDITION OF PREMISES: POSSESSION AND SURRENDER OF PREMISES.

          A. Condition of Premises. Landlord leases and Tenant takes the Premises "AS IS", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. Landlord expressly disclaims any warranty or representation, express or implied, with respect to the Project or any portion thereof, including, without limitation, any warranty or representation as to fitness, condition, the existence of any defect, patent or latent, merchantability, quality or durability.

          B. Tenant's Possession. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month.

          C. Maintenance. Throughout the Term, Tenant shall maintain the Premises in good order, repair and condition, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean, safe, neat and sanitary condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

          D. Compliance with Governmental Requirements. Tenant, at its sole expense, shall use and occupy the Premises in accordance with, and make necessary modifications, alterations, or additions (whether substantial or insubstantial, structural or nonstructural, foreseen or unforeseen) required by, all laws, orders, judgments, ordinances, regulations, codes, directives, regulations of any fire insurance underwriters or rating bureaus, permits, licenses, covenants and restrictions now or hereafter applicable to the Building or access ways and other areas serving the Building or Tenant's use thereof and whether or not reflecting a change in policy from that now existing; provided however, that, with respect to the Americans With Disabilities Act of 1990 (as amended and as supplemented by further laws from time to time, the "ADA"), Tenant shall bear the cost of modifications, alterations, or additions to the Premises required for compliance with (i) the ADA as in effect on the Commencement Date, and (ii) further laws in amendment or supplement to the ADA first in effect after the Commencement Date only if the Premises are not in compliance with such further laws as a result of Tenant's particular use of the Premises.

     4.   UTILITIES AND JANITORIAL SERVICE.

          A. Utilities. Tenant shall make arrangements with the applicable provider of utility services for the provision of all water, gas, electricity and other utilities consumed on the Premises and shall pay directly to such provider all charges therefor prior to the date due.

          B. Janitorial Service. Landlord shall furnish janitorial service in accordance with Landlord's standards for similar buildings in the market in which the Building is located.

     5.   ALTERATIONS AND REPAIRS.

          A.   Landlord's Consent and Conditions.

          Tenant shall not make any improvements or alterations to the Premises, including but not limited to any improvements or alterations required under Section 3D of this Lease (the "Work"), without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent. Tenant shall pay Landlord a fee not to exceed $500.00 for review of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building or (b) is visible from outside the Premises.

          Notwithstanding the foregoing, Landlord's consent shall not be required for any alterations that (a) cost less than Ten Thousand Dollars ($10,000), (b) are not visible from and do not affect the exterior of the Building, and (c) do not affect the appearance or structural integrity or safety of the Building or the Building's electrical, heating, ventilating, air conditioning, fire and life safety, plumbing or mechanical systems.

          Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 5E.

          The following requirements shall apply to all Work:

               (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord (including, without limitation, certificates evidencing the insurance Tenant, its contractors and subcontractors are required to maintain under Section 8C), and, at Landlord's request, security for payment of all costs.

               (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

               (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

               (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

               (5) Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the time the Work is performed.

               (6) Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed five percent (5%) of labor, material, and all other costs of the Work, if Landlord's employees or contractors perform the Work.

               (7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's "Policies, Rules and Procedures for Construction Projects".

          B. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety and protection of the Project, or which Landlord is required to make by any court or, subject to the provisions Section 3D, pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

          C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work of materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand. Nothing contained in this Lease shall constitute any consent by Landlord to subject Landlord's estate to liability under any mechanics' or other lien law. Tenant shall give Landlord adequate opportunity, and Landlord shall have the right at all times, to post such notices of nonresponsibility as may be allowed under California law.

          D. Ownership of Improvements. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall, at Landlord's option, either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed in accordance with Section 5E below, provided that Landlord, if requested by Tenant, has advised Tenant of such requirement prior to the commencement of any Work.

          E. Removal at Termination. Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects shall be removed by Tenant pursuant to
Section 5D, and any improvements to any portion of the Project other than the Premises. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease and, to the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold Landlord harmless from and against any and all claims and liability with respect hereto.

          F. Landlord's Work. Landlord shall have the right at any time to change the arrangement and location of all parking, entryway facilities, landscaped areas, and other areas outside the Building as well as any other public parts of the Project and, upon giving Tenant reasonable notice thereof, to change any name (subject to Section 11A of this Lease), number of designation by which the Premises or the Project is commonly known.

     6. USE OF PREMISES. Tenant shall use the Premises only for general office and laboratory purposes. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Except as provided in the management plan submitted by Tenant to Landlord pursuant to Section 28 of this Lease, Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other Tenant or with the operation of the Project by Landlord. Tenant shall not cause or permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises or in any way obstruct or interfere with the rights of other tenants or occupants of the Project. Further, Tenant shall not permit its use or occupancy of the Premises to exceed the normal capacity or design loads of, affect the temperature or humidity otherwise maintained by, or otherwise adversely affect the operation of the mechanical, electrical, plumbing and other systems and equipment serving the Premises, whether due to items of equipment or machinery generating heat, above normal concentrations of personnel or equipment or other cause.

     Tenant acknowledges that the ADA imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability. Notwithstanding any other provision of this Lease except for Section 3D (and subject in all respects to the provisions of Section 3D). Tenant agrees, at Tenant's expense, to take all proper and necessary action to cause the Premises, any repairs, replacements, alterations and improvements thereto to be maintained, used and occupied in compliance with the ADA requirements, whether or not those requirements are based upon the Tenant's use of the Premises and, further, to otherwise assume all responsibility to ensure the Premises' continued compliance with all provisions of the ADA throughout the Term. Subject to the provisions of Section 3D, Tenant shall, at its expense, make any alterations or modifications, with or without the Premises, to bring Tenant's use and occupancy of the Premises into compliance with the ADA. Subject to the provisions of Section 3D, Tenant shall pay, as additional rent, all expenses incurred by Landlord in bringing common areas of the Project into compliance with provisions of the ADA. The Premises shall not be used as a "place of public accommodation" under the ADA or similar laws, regulations, statutes and/or ordinances; provided, that if any governmental authority shall deem the Premises to be a "place of public accommodation" as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Project or the Premises under such laws.

         7. GOVERNMENTAL REQUIREMENTS AND PROJECT RULES. Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project, including, without limitation, the parking area, from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Landlord's "Policies, Rules and Regulations for Construction Projects".

         8. WAIVER OF CLAIMS: INDEMNIFICATION: INSURANCE.

            A. Waiver of Claims. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord.

            To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents or damage to property sustained by Landlord as the result of any act or omission of Tenant.

            B. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from any act or omission or negligence of Tenant or any of Tenant's employees or agents. Tenant's obligations under this section shall survive the termination of this Lease.

            Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from any act or omission or negligence of Landlord or any of Landlord's employees or agents. Landlord's obligations under this section shall survive the termination of this Lease.

            C. Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

               (1) Commercial General Liability Insurance, with (a) Contractual
            Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Six Million Dollars ($6,000,000).

            (2) Property insurance against "All Risks" (excepting earthquake and flood insurance) of physical loss covering the replacement cost of all improvements, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

            (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                Each Accident                         $500,000
                Disease--Policy Limit                 $500,000
                Disease--Each Employee                $500,000

            Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

         Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent and ground lessor, shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the state in which the Project is located. Such insurance companies shall have an A.M. Best rating of A VI or better.

         Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

            (1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

            (2) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                Each Accident                         $500,000
                Disease--Policy Limit                 $500,000
                Disease--Each Employee                $500,000

            Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

            Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

         D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance within three (3) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

            E. Landlord's Insurance. Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

         9. FIRE AND OTHER CASUALTY.

            A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds twelve
(12) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the space which has been untenantable after the casualty.

            B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant's negligence caused the casualty.

         10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by each party.

         11. RIGHTS RESERVED TO LANDLORD.

             Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

             A. Name. To change the name, if any, of the Building; provided, however, that Landlord will not name the Building so long as Tenant is in occupancy of the entire Premises under the terms of this Lease.

             B. Signs. To install, remove and maintain any signs on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building. The Landlord hereby approves the sign now existing on the Premises.

             C. Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area. The Landlord hereby approves the window treatments now existing on the Premises.

         D. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt unless Tenant first provides Landlord with a copy of the key thereto.

         E. Access. To have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease. Notwithstanding anything to the contrary contained herein, Landlord acknowledges that Tenant is engaged in activities relating to the national defense of the United States of America requiring strict compliance with applicable governmental regulations relating to security and national defense ("USA Security Standards and Regulations"). Accordingly, Landlord agrees that: without prior notice to Tenant, Landlord shall not exercise any right set forth in this Lease to enter upon any area of the Premises to which access has been restricted under applicable USA Security Standards and Regulations, except
(1) in the event of fire or other emergency, (2) two of Landlord's employees (as designated by Landlord from time to time), provided that said employees have obtained the necessary security clearance, may enter any part of the Premises to perform maintenance and repairs, and (3) as provided under Appendix B, Item 13. Any such entry shall be made in accordance with arrangements reasonably necessary to comply with applicable USA Security Standards and Regulations, and Landlord shall reasonably cooperate with Tenant in taking all such measures as may be necessary or appropriate to limit access to the Premises or otherwise to comply with applicable USA Security Standards and Regulations in accordance with the foregoing.

         F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

         G. Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

         H. Relocation of Tenant. To relocate the Tenant, upon six (6) months' prior written notice, from all or part of the Premises (the "Old Premises") to another building in San Diego, California (the "New Premises"), provided that:

            (1) the size and quality of the New Premises is at least equal to the size and quality of the Old Premises, unless Tenant agrees to different size or quality;

            (2) the rental rate for the New Premises is not in excess of the rental rate being paid at the time of relocation for the Old Premises and the rental rate increases on terms identical with the annual adjustment of rent calculations for the Old Premises. In the event the New Premises are not of the same size and quality as the Old Premises, but Tenant is willing to accept the New Premises, the rental rate shall be proportionally less than the existing rental rate;

            (3) the New Premises must be located in one of the following San Diego submarkets: UTC/North University City, Torrey Pines, Eastgate Mall (west of Highway 805), Governor Park, Sorrento Mesa, Del Mar Heights, or other mutually agreeable sub-markets;

            (4) Landlord shall pay the cost of moving Tenant and improving the New Premises to the standard of the Old Premises;

            (5) Landlord shall pay the cost of wiring and/or cable for telephones, wiring and/or cable for computers, stationery, and other reasonable costs related to moving;

               (6) Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move, including supervising the movement of files or fragile equipment, designating new locations for furniture, equipment, and new telephone and electrical outlets, and determining the color of paint in the New Premises; and

               (7) the location and suitability of the New Premises and all terms and conditions of the new rental agreement shall be subject to Tenant's approval, which approval may be withheld in Tenant's sole and absolute discretion.

          I. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

          J.   Repairs and Alterations. Subject to the limitations described in
Section 11E of this Lease, to make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Project. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

          K. Landlord's Agents. If Tenant is in default under this Lease, possession or utilization of the Security Deposit by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

          L. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

          M. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Project.

     12.  TENANT'S DEFAULT.

     Any of the following shall constitute a default by Tenant:

          A. Rent Default. Tenant fails to pay any Rent when due; provided, however, that in the case of only the first two (2) such failures during any twelve (12) month period, such failure shall not constitute a default unless it remains uncured for five (5) days after notice from Landlord (provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 161 et seq. of the California Code of Civil Procedure);

          B. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17 Assignment and Sublease or Section 28 Hazardous Substances;

          C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease and, in the case of only the first two
(2) such failures during any twelve (12) month period, this failure continues for ten (10) days after written notice from Landlord (provided, however, that any such notice shall) be in lieu of, and not in addition to, any notice required under Section 161 et seq. of the California Code of Civil Procedure), except that if Tenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) day period shall be extended to sixty
(60) days, or such lesser period as is reasonably necessary to complete the cure;

               D.   Credit Default.     One of the following credit defaults
                                        occurs:

                    (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

                    (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

                    (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

               E. Vacation or Abandonment Default. Tenant vacates or abandons the Premises.

          13.  LANDLORD REMEDIES.

               A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. Without limiting the generality of the foregoing, upon the termination of this Lease or the termination of Tenant's right of possession, it shall be lawful for the Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.

               B.   Lease Termination Damages. Except as otherwise provided in
Section 13C, if Tenant abandons the Premises prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of a default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in
Section 1951.2 of the California Civil Code: (i) the worth at the time of award of the unpaid Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately cause by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined:
(a) the "worth at the time of award" of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 15% per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount as the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

          C. Continuation of Lease. Even if Tenant has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code
Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code
Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)." Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

          D. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

          E. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

          F. WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

          G. Litigation Costs. Tenant shall pay Landlord's reasonable attorneys' fees and other costs in enforcing this Lease, whether or not suit is filed; provided, however, that the prevailing party in any litigation arising under this Lease shall be entitled to reimbursement of its reasonable attorneys' fees and other costs of suit.

     14. SURRENDER. Under termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

     15. HOLDOVER. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent, Operating Cost Rent and Tax Rent at 150% of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

     16.  SUBORDINATION TO GROUND LEASES AND MORTGAGES.

          A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee. Tenant shall within five (5) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination; provided, however, that Tenant shall be required to subordinate to any future mortgage only if Tenant receives therefrom an agreement that Tenant's use and possession of the Premises will not be disturbed in any foreclosure proceeding so long as there exists no default hereunder. Landlord agrees to use reasonable efforts to obtain from any existing mortgages a subordination, non-disturbance and attornment agreement with respect to this Lease.

          B. Termination of Ground Lease or Foreclosure of Mortgages. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project. Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any documents furnished by the requesting party to evidence Tenant's agreement to attorn.

          C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

          D. Notice and Right to Cure. The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix C to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

          E. Definitions. As used in this Section 16, "mortgage" shall include "trust deed" and "mortgagee" shall include "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

     17.  ASSIGNMENT AND SUBLEASE.

          A. In General. Tenant shall not, without the prior written consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease,
(ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees or agents to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses, not to exceed $500, incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void.

          B. Landlord's Consent. Landlord will not unreasonably withhold or delay its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if
(i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not at all satisfactory to Landlord in its reasonable discretion, (iv) in the reasonable judgment of Landlord, the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a governmental entity, or (vi) the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

     Notwithstanding anything to the contrary contained in Section 17 of this Lease, Tenant shall have the right to sublease the Premises to any affiliate of Tenant without Landlord's approval.


          C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

          D. Change of Management or Ownership. Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 49% or more in the aggregate of the ownership interest in Tenant shall constitute an assignment of this Lease.

          E. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt.

     18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. Subject to the provisions of Section 16, this Lease shall not be affected by any such transfer.

     19. ESTOPPEL CERTIFICATE. Each party shall, within five (5) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is Paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Rent and Tax Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

     20. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date of this Lease, security for the performance of all of its obligations in the amount set forth on the Schedule. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the deposit is used. Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term. Landlord shall return all of the remaining Security Deposit to Tenant not later than thirty
(30) days after the delivery of possession of the Premises to Landlord. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

     If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer the portion of the Security Deposit then held by Landlord to its transferee or (b) return to Tenant the portion of the Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

     21. FORCE MAJEURE. Landlord shall not be in default under this Lease to the extent Landlord is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, flood, earthquake, national emergency, or any other cause of any kind beyond the reasonable control of Landlord ("Force Majeure").

     22.  [INTENTIONALLY OMITTED]

     23. NOTICES. All notices, consents, approvals, and similar communications to be given by one party to the other under this Lease (including, without limitation, any notice required by law to be given by Landlord to Tenant as a condition to the filing of an action alleging an unlawful detainer of the Premises and any three (3) day notice under Section 1161(2) or (3) of the California Code of Civil Procedure), shall be given in writing, mailed or personally delivered as follows:

A. Landlord. To Landlord as follows:

              CarrAmerica Realty Corporation
              3611 South Harbor Boulevard
              Suite 230
              Santa Ana, CA 92704
              Attn: Dwight L. Merriman, III

              with a copy to:

              CarrAmerica Realty Corporation
              1850 K Street, N.W., Suite 500
              Washington, D.C. 20006
              Attn: Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

           B. Tenant. To Tenant as follows:

              Jaycor, Inc.
              9775 Towne Centre Drive
              San Diego, CA 92101
              Attn: Randy Johnson

              with a copy to:

              Gary Cary Ware & Freidenrich
              Attn: David E. Watson
              401 B Street, Suite 1700
              San Diego, CA 92101

or to such other person at such other address as Tenant may designate by notice to Landlord.

            Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

         24. QUIET POSSESSION. Subject to the provisions of Section 16, so long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

         25. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease other than The Sande Company, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

        26. MISCELLANEOUS.

            A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

            B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten days of Tenant's receipt of Landlord's statement.

            C. Meaning of "Landlord", "Re-Entry, "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

            D. Time of the Essence. Time is of the essence of each provision of this Lease.

            E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

            F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

            G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

            H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

            I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

            J. Landlord's Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord immediately begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

            K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

            L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

            M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

             N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

             O. Landlord's Title. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

             P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

             Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

             R. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

             S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

             T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

             U. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

             V. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

             W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

             X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within seven (7) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2D(2). Such late charge and interest shall constitute additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

         27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

     28.  HAZARDOUS SUBSTANCES.

          A. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented in writing to such storage or use in its sole and absolute discretion. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing.

          B. "Hazardous Substances" means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "infectious waste", "biohazardous waste", "toxic substance", "pollutant", "toxic pollutant", "contaminant" as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "EP toxicity", or "TCLP toxicity"; (b) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (c) "hazardous substance" as defined in Section 25281(f) of the California Health and Safety Code; (d) "waste" as defined in Section 13050(d) of the California Water Code; (e) asbestos in any form; (f) urea formaldehyde foam insulation; (g) polychlorinated biphenyls (PCBs); (h) radon; and (i) any other chemical, material, or substance exposure to which is limited or regulated by any Governmental Agency because of its quantity, concentration, or physical or chemical characteristics, or which poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment. "Hazardous Substances" shall not include ordinary office supplies and repair, maintenance and cleaning supplies maintained in reasonable and necessary quantities and used in accordance with all Environmental Laws. "Environmental Laws" means any and all present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Agency relating to health, safety, the environment or to any Hazardous Substances, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Endangered Species Act, the Clean Water Act, the Occupational Safety and Health Act, the California Environmental Quality Act and the applicable provisions of the California Health and Safety Code, California Labor Code and the California Water Code, each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

          C. Without limiting Tenant's liability and obligations under Sections 28D, E, F, and G, the foregoing covenant set forth in Section 28A shall not extend to insignificant amounts of substances typically found or used in general office applications so long as (i) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, (ii) such substances are used strictly in accordance with the manufacturers' instructions therefor and all applicable Environmental Laws,
(iii) such substances are not disposed of in or about the Project in a manner which would constitute a release or discharge thereof, and (iv) all such substances are removed from the Project by Tenant upon the expiration or earlier termination of this Lease. Tenant shall, within thirty (30) days after demand therefor, provide to Landlord a written list identifying any Hazardous Materials then maintained by Tenant in the Building, the use of each such Hazardous Material so maintained by the Tenant together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any Hazardous Materials in or about the Project.

          D. In order to obtain Landlord's consent under this Section 28 with respect to any Hazardous Material other than as specified in Section 28C above, Tenant shall first submit a detailed hazardous material management plan describing all relevant aspects of the same to Landlord for approval, which approval may be withheld by Landlord in its sole and absolute discretion. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this Section 28, including all removal, clean up and indemnification obligations. Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices or other communications received by Tenant with respect to any actual or alleged release or discharge of any Hazardous Material in or about the Premises or the Project and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any discharge or release of Hazardous Material by Tenant or anyone for whom Tenant is responsible in or about the Premises or the Project. In the event Tenant is required to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal thereof, and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with this Section 28C shall not relieve Tenant of any other obligation of Tenant pursuant to this
Section 28.

            E. Upon any violation of the foregoing covenants and in all events upon any expiration of the Term, Tenant shall be obligated, at Tenant's sole cost, to clean up and remove from the Project all Hazardous Materials introduced into the Project by Tenant or any third party for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction. Landlord's right of entry pursuant to Section 11 of this Lease shall include the right (but not the obligation) to enter and inspect the Premises for violations of Tenant's covenant herein and to supervise any of Tenant's clean-up and removal activities.

            F. To the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold harmless Landlord, the partners of any entity constituting Landlord and Landlord's partners, officers, employees, agents, lenders and attorneys from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of
(i) the introduction into the Project by Tenant, its employees, agents, licensees, invitees, contractors or any other person or entity for whom Tenant is responsible of any Hazardous Material, (ii) the usage by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Project, (iii) the discharge or release in or about the Project by Tenant or anyone for whom Tenant is responsible of any Hazardous Material, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Project, and (v) any failure of Tenant or anyone for whom Tenant is responsible to observe the foregoing covenants. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision.

            G. Upon any violation of any of the foregoing covenants, Landlord shall be entitled to exercise all remedies available to a landlord against the defaulting tenant, including but not limited to those set forth in Section 13 of this Lease. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option (i) immediately terminate this Lease, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant (notwithstanding the expiration of the term of this Lease). No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Section 28.

        29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

        30. MCSI LEASE. The parties acknowledge that a portion of the Premises is currently occupied by Multichannel Communications Sciences, Incorporated ("MCSI") under a lease dated February 1, 1995 with Tenant as landlord, as amended by First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth and
Ninth Amendments to Lease (the "MCSI Lease"), which MCSI Lease Tenant shall assign to Landlord effective as of the Commencement Date. Accordingly, this Lease and all right, title, and estate of Tenant hereunder is subject to the right, title, and estate of MCSI under the MCSI Lease. Notwithstanding the foregoing, Landlord shall have no obligation to enforce any provision of the MCSI Lease or any remedies of the landlord thereunder, or otherwise to incur any cost or expense in connection with MCSI Lease; provided, however, if Landlord elects not to enforce any provision of the MCSI Lease or any remedies of the landlord thereunder, Landlord shall assign to Tenant Landlord's rights, if any, to enforce said lease provision or remedies. If and to the extent Landlord receives rental payments under the MCSI Lease, Tenant shall be entitled to a credit in the amount of rental payments received against Monthly Base Rent next coming due.

     Landlord shall, within thirty (30) days after receiving a written request from Tenant, exercise its right under Section 56 of the MCSI Lease to terminate the MCSI Lease; provided, however, Landlord shall have no obligation to take any action, including the commencement of legal or summary proceedings or otherwise or to incur any cost or expense in connection with the termination of the MCSI Lease or the eviction of MCSI. If MCSI contests the termination of the MCSI Lease or otherwise fails to vacate its premises within the required time, and Landlord elects not to commence legal or summary proceedings to evict MCSI, Landlord shall assign to Tenant, Landlord's rights, if any, to commence and prosecute any such legal or summary proceeding.

     Tenant shall, and does hereby agree to, indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any costs, losses, claims, and expenses, including reasonable attorneys' fees and disbursements, incurred by Landlord in connection with the termination or attempted termination of the MCSI Lease, any enforcement or attempted enforcement of the MCSI Lease, or otherwise in connection with the MCSI Lease.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Lease.


                                         LANDLORD:

                                         CARRAMERICA REALTY CORPORATION,
                                         a Maryland corporation


                                         By:  /s/ KAREN B. DAUGAN
                                            -----------------------------------
                                         Print Name: Karen B. Daugan
                                                    ---------------------------
                                         Print Title:  Senior Vice President
                                                     --------------------------

                                         TENANT:

                                         JAYCOR, INC.
                                         a California corporation


                                         By:  /s/ ERIC P. WENAAS
                                            -----------------------------------
                                         Print Name: Eric P. Wenaas
                                                    ---------------------------
                                         Print Title:  President & CEO
                                                     --------------------------

                                   APPENDIX A

                           DESCRIPTION OF THE PROJECT


Parcel 1 of Parcel Map No. 15937, in the City of San Diego, County of San Diego, State of California, filed in the Office of the County Recorder of San Diego County, January 4, 1990 as File/Page No. 90-006036 of Official Records.

                                   APPENDIX B

                             RULES AND REGULATIONS

         1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition of wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

         2. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

         3. Tenant shall not use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

         4. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

         5. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

         6. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

         7. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

         8. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

         9. No vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

         10. Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

         11. Tenant shall not disturb the quiet enjoyment of any other tenant.

         12. Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning

          13. At all times during the last nine (9) months of the Lease Term, the Landlord and its representatives shall have full access to all parts of the Premises, and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

          14. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

          15. Tenant shall promptly remove all rubbish and waste from the Premises.

          16. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

          17. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

          18. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's reasonable discretion, and Landlord's satisfaction shall be determined in its reasonable judgment.

          19. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

                                   APPENDIX C

                   MORTGAGES CURRENTLY AFFECTING THE PROJECT



UNION BANK OF CALIFORNIA                     LOAN NO.:  405208347501100

                                   APPENDIX D

                         COMMENCEMENT DATE CONFIRMATION


Landlord:      CARRAMERICA REALTY CORPORATION, a Maryland corporation

Tenant:        JAYCOR, INC., a California corporation

     This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of ________, 1998 (the "Lease") for certain premises (the "Premises"). This Confirmation is made pursuant to Item 3 of the Schedule to the Lease.

     1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date of the Lease is ________, 1998, and the Termination Date of the Lease is _______, _______.

     2. Acceptance of Premises. Tenant has inspected the Premises and affirms that the Premises is acceptable in all respects in its current "as is" condition.

     3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.


                                             TENANT:

                                             JAYCOR, INC.,
                                             a California corporation


                                             By:
                                                -----------------------------
                                             Name:
                                                  ---------------------------
                                             Title:
                                                   --------------------------



                                             LANDLORD:

                                             CARRAMERICA REALTY CORPORATION,
                                             a Maryland corporation

                                             By:
                                                -----------------------------
                                             Name:
                                                  ---------------------------
                                             Title:
                                                   --------------------------



                                   APPENDIX D

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